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                                  AMENDMENT NO. 1
                                         TO
                          INVESTMENT MANAGEMENT AGREEMENT

     This Amendment No. 1 (the "Amendment") is dated as of April 21, 1999 among 312 CERTIFICATE COMPANY, a Delaware corporation (the "Issuer"), INTEGRITY CAPITAL ADVISORS, INC., a Delaware corporation (the "Portfolio Manager"), and THE FIRST NATIONAL BANK OF CHICAGO, as Agent for the Certificateholders (as such term is defined below).

                                     WITNESSETH:

     WHEREAS, the Issuer, the Portfolio Manager and the Agent are parties to that certain Investment Management Agreement dated as of April 24, 1998 (as amended from time to time, the "Agreement"); and

     WHEREAS, the Issuer, the Portfolio Manager and the Agent desire to amend the Agreement in certain respects more fully described hereinafter;

     NOW, THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. DEFINED TERMS. Capitalized terms used herein and not otherwise defined shall have their meanings as attributed to such terms in the Agreement.

     2.   AMENDMENTS TO THE AGREEMENT.

     2.1. Clauses (xvi) and (xvii) of the definition of "Eligible Security" in
Section 1 of the Agreement are amended to read in their entirety as follows:

          "(xvi) if such Security bears interest at a fixed per annum rate, as to which, at the time of the Issuer's acquisition of such Security, will not cause the aggregate Fair Market Value of all Securities owned by the Issuer which bear interest at a fixed per annum rate (provided that such security is not paired with one or more Permitted Hedging Transactions which effectively convert the payment profile to that of a floating-rate Security) to exceed 60.0% of the aggregate Fair Market Value of all Securities owned by the Issuer; and

          (xvii) which is not a leveraged future and is neither a leveraged/speculative derivative nor a structured note containing an imbedded leveraged/speculative derivative."

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     2.2. The definition of "Fair Market Value" in Section 1 of the Agreement
shall be amended by the insertion of "(a)" in the first line thereof after the word "means," and the insertion of the following at the end thereof in place of the period:

          "and (b) with respect to any hedging instruments, the mark-to-market value thereof determined in accordance with the procedures set forth in the Investment Guidelines under the section entitled
          Non-speculative Hedging Instruments."

     2.3. The definition of "Shortfall Amount" in Section 1 of the Agreement shall be amended in its entirety to read as follows:

          "'SHORTFALL AMOUNT" means, on any date, the amount necessary to cause the Value Percentage (as defined in the Swap Transaction) to equal 97%."

     2.4. Section 1 of the Agreement shall be amended by the insertion of the following definitions therein:

          "'ADDITIONAL TRUE UP AMOUNT" means, on any date, the positive difference, if any, of (i) the outstanding Invested Amount on such date, MINUS (ii) the sum of the aggregate Fair Market Value of all Securities and Short-Term investments owned by the Issuer on such date on deposit in the Custodial Account PLUS any free cash balance in the Custodial Account on such date.

          'PERMITTED HEDGING TRANSACTION' means a non-leveraged cap, floor, swap or similar transaction meeting the criterion set forth in the Investment Guidelines attached hereto as Exhibit A."

          'SECURED HEDGING TRANSACTION' means a Permitted Hedging Transaction between the Issuer and a counterparty which, at the time of execution of such transaction, was a Certificateholder."

     2.5. Section 2(b) of the Agreement shall be amended by the insertion of "(i)" immediately prior to the heading "ACQUISITION OF SECURITIES", the renumbering of sub-clauses (i) and (ii) to (A) and (B), and by the insertion of the following at the end thereof:

          "(ii) PERMITTED HEDGING TRANSACTIONS. Except as otherwise provided herein, the Portfolio Manager is authorized, on behalf of the Issuer, to enter into, amend, extend, assign, cancel or terminate Permitted Hedging Transactions from time to time. The Issuer understands and agrees to be bound by the terms of any such action taken with respect to a Permitted Hedging Transaction pursuant to the authority granted to the Portfolio Manager by

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                    this Agreement, not withstanding a subsequent termination of this Agreement as provided herein."

     2.6. Clauses (i) through (v) of Section 2(c) of the Agreement shall be amended to read in their entirety as follows:

          "(i) monitoring and enforcing on behalf of the Issuer compliance with the terms of the Issuer's Securities by the Obligors thereunder, compliance with the terms of the Permitted Hedging Transactions with the counterparties thereto and compliance with the terms of the Swap Agreement by the Swap Provider thereunder;

          (ii) recording, accounting for and enforcing payment of amounts distributable or payable to the Issuer in connection with each of the Swap Agreement, the Permitted Hedging Transactions, and any Security or Short-Term Investment acquired or held on behalf and for the account of the Issuer, and arranging for payments on the Swap Agreement from the Swap Provider, on the Permitted Hedging Transactions from the counterparties thereto and on Securities to be collected from the Obligors in respect thereof on behalf of and for the account of the Issuer in accordance with the terms of the Transaction Documents;

          (iii) on the request of the Issuer, arranging for the sale or other divestment of any Security in accordance with this Agreement and the other Transaction Documents or for the termination, cancellation, offsetting or assignment of the Swap Agreement or any of the Permitted Hedging Transactions;

          (iv) holding, maintaining and preserving records with respect to acquisitions of, or investments in, sales and divestitures of, and distributions and payments in connection with, Securities and Short-Term Investments and with respect to the Swap Agreement and the Permitted Hedging Transactions; and

          (v) taking such other steps as may be necessary or appropriate to enable the Issuer to perform its duties or exercise its rights under or in connection with any Security, any Short-Term Investment, the Swap Agreement or any Permitted Hedging Transaction."

     2.7. Section 4 of the Agreement shall be amended (i) by replacing the name "ARM Capital Advisors, LLC" appearing in the heading thereof with the name "BlackRock Financial Management, Inc.", (ii) by replacing the third sentence thereof with the following:

          "The Agent hereby consents to the appointment of BlackRock Financial Management, Inc. ("BlackRock"), as exclusive investment sub-Portfolio manager

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          to the Portfolio pursuant to the terms of that certain Investment
          Manager Agreement between ARM Financial Group, Inc. and BlackRock dated as of March 9, 1999, a copy of which has been furnished to the Agent."

     And (iii) by replace the last sentence thereof with the following:

          "Notwithstanding any such delegation of its obligations hereunder by the Portfolio Manager, the Portfolio Manager may continue to exercise all of its rights under this Agreement as if such delegation had not occurred, the Portfolio Manager's rights and obligations under this Agreement shall remain unchanged, and the Portfolio Manager shall remain solely responsible for the performance of its obligations hereunder."

     2.8. Section 5(a)(2) of the Agreement shall be amended by the insertion of the following in the third line thereof immediately following "Short-Term Investments":

          "or to the satisfaction of payment obligations arising under or in connection with Permitted Hedging Transactions, in each case"

     2.9. Section 5(b)(4) of the Agreement shall be amended to read in its entirety as follows:

          "(4) (a) to counterparties on Permitted Hedging Transactions for the payment of any amounts due and payable thereunder or in connection therewith and (b) to the Agent, for distribution to or for the account of the Certificateholders and Letter of Credit Banks for the payment of the accrued and unpaid Certificate Yield due on such Settlement Date or any prior Settlement Date;"

     2.10. Section 7 of the Agreement shall be amended by the insertion therein of a new Section 7(n) which shall read in its entirety as follows:

          "PERMITTED HEDGING TRANSACTIONS. The Portfolio Manager agrees to maintain in effect all licenses, qualifications and franchises required under law or regulation in order to direct the investment in, manage and service each Permitted Hedging Transaction and will comply in all material respects with all other laws or regulations relating to such activity, in each case except where the failure to perform such obligations or maintain such qualifications would not be likely to have a material and adverse effect on (i) the Issuer's rights under a Permitted Hedging Transaction or (ii) the ability of the Portfolio Manager to perform its obligations under the Agreement. The Portfolio Manager (acting on the Issuer's behalf) will, subject to compliance with all laws and regulations, enforce the Issuer's rights under each Permitted Hedging Transaction in accordance with its respective terms and make to any counterparty thereto such reasonable demands and requests for information and reports or for action as the

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          Issuer is entitled to make thereunder. The Portfolio Manager shall instruct counterparties to Permitted Hedging Transactions to direct payments due to the Issuer from time to time thereunder (or in connection therewith) directly to the Custodial Account and shall mark its records with respect to such transactions with a legend that a security interest in the payments due to the Issuer from time to time thereunder (or in connection therewith) has been granted to the Agent, pursuant to the Pledge Agreement for the benefit of the Certificateholders. The Portfolio Manager agrees to update (in a manner satisfactory to the Agent) the reporting practices performed pursuant to Section 7(f) of the Agreement to account for the full and proper inclusion of reporting relating to Permitted Hedging Transactions (and counterparties thereto) in a manner consistent with the reporting performed for Securities and the Obligors thereof."

     2.11. The Investment Guidelines (attached to the Agreement as Exhibit A) shall be amended as follows:

     (a) The "Non-Speculative Hedging Instruments" line item appearing at the bottom of the table on page one of the Investment Guidelines shall be deleted together with footnote (5) relating thereto.

     (b) Page three of the Investment Guidelines shall be amended by adding the following to the end thereof

          "5.    Securities lending shall be permitted, PROVIDED that such
          securities lending shall be subject to terms and conditions satisfactory to the Agent, including, without limitation, satisfactory documentation providing that the Agent will continue to have a first priority perfected security interest in any such securities or in any cash or cash equivalents collateralizing such securities lending arrangements."

     (c) The first paragraph under the heading "Aggregate Portfolio Risk Parameters" on page three of the Investment Guidelines shall be amended by the insertion of the following at the end thereof:

          "The effective duration of each security will be measured after giving effect to any Non-Speculative Hedging Instruments paired therewith; PROVIDED that, for Non-Speculative Hedging Instruments that are in-the-money at the time of measurement, the counterparty to such Non-Speculative Hedging Instrument must be rated at least A3/A-."

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     (d)  The second sentence of the second paragraph under the heading
          "Aggregate Portfolio Risk Parameters" on page three of the Investment Guidelines shall be deleted and replaced with the following:

          "The average credit quality is calculated as the weighted average of the credit quality of the individual securities and Non-Speculative Hedging Instruments within the portfolio, with securities being weighted by their respective book values or market values as appropriate per the custodial arrangement and Non-Speculative Hedging Instruments being weighted as set forth below under the section entitled, 'Non-Speculative Hedging Instruments.'"

     (e) The following sentence shall be inserted immediately following the third sentence of the third paragraph under the heading "Aggregate Portfolio Risk Parameters" on page three of the Investment Guidelines:

          "If an individual security or counterparty has an NAIC rating but no Moody's or S&P rating, then the following numerical values shall correspond to its NAIC rating: NAIC1-8, NAIC2-12, NAIC3-15."

     (f) The section entitled "Non-Speculative Hedging Instruments" on page five of the Investment Guidelines shall be amended to read in its entirety as follows:

          "Caps, floors, swaps and similar transactions (or combinations thereof) may only be used as part of a hedging program to explicitly manage the interest rate risk profile of the Portfolio, may only be written if covered by specified securities (i.e., caps/floors at lifetime maximums/minimums for ARMs), may only otherwise be executed if they directly correspond to an unhedged fixed-rate security held in the Portfolio and will be sold, assigned or terminated prior to maturity as close as practicable to the time, if any, at which the corresponding security is sold from the Portfolio. There is no independent requirement to hedge the securities contained within the Portfolio, but no derivatives may be entered into for speculative purposes.

          The credit quality of acceptable counterparties (determined by reference to their long-term, unsecured debt rating), at the time of execution of each transaction, will be Aa3/AA- or better (unless otherwise approved by the Agent). If the credit quality of an existing counterparty shall fall below A3/A-, then any outstanding in-the-money hedging transactions with such counterparty will be sold, assigned or terminated prior to maturity as soon as is reasonably practicable. Notwithstanding the foregoing, if and to the extent a master netting agreement has been executed with such counterparty (and the Agent

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          determines the netting provisions therein to be enforceable upon a counterparty insolvency), then corrective action will only be required if and as necessary from time to time to eliminate any net in-the-money exposure with respect to the master netting agreement as a whole.

          Hedging instruments will be valued on an ongoing basis at their mark-to-market value (at the most disadvantageous side of the bid/offer spread) with out-of-the-money transactions being assigned a negative value and in-the-money transactions a positive value. Notwithstanding the foregoing, an in-the-money transaction (or, as appropriate, master netting agreement exposure) with a counterparty whose credit rating is below A3/A- shall be valued at zero. For purposes of calculating the average credit quality of the Portfolio, the only hedging instruments which shall be included are those which are in-the-money and with counterparties rated at least A3/A-.

          Aggregate exposure to any given counterparty (measured as the sum of in-the-money derivatives exposure plus the fair market value of any and all securities issued by such counterparty and held in the Portfolio) shall not be allowed to exceed 5% of the total value of the Portfolio from time to time."

     3. REFERENCES TO PORTFOLIO. For purposes of clarification, all references in the Agreement to the term "Portfolio" shall be deemed to include any and all Permitted Hedging Transactions entered into by or on behalf of the Issuer.

     4. CONSENT TO APPOINTMENT OF NEW SUB-PORTFOLIO MANAGER. By signing below, the Agent hereby consents to the appointment of BlackRock Financial Management, Inc. ("BlackRock"), as exclusive investment sub-Portfolio Manager to the Portfolio pursuant to the terms of that certain Investment Manager Agreement dated as of March 9, 1999, a copy of which has been provided to Agent.

     5. REPRESENTATIONS AND WARRANTIES. In order to induce the Agent to enter into this Amendment, the Issuer and Portfolio Manager make the following representations and warranties:

     5.1. The Portfolio Manager represents and warrants that the representations and warranties set forth in Section 6 of the Agreement are true, correct and complete on the date hereof as if made on and as of the date hereof.

     5.2. The Issuer represents and warrants that the execution and delivery of this Amendment have been duly authorized by proper corporate proceedings and that this Amendment and the Agreement (as amended by this Amendment) constitute its valid and binding obligations.

     6.   EFFECTIVE DATE. This Amendment shall become effective as of the date

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above first written upon receipt by the Agent of (i) counterparts of this
Amendment duly executed by the Issuer and Portfolio Manager and (ii) duly executed counterparts of the documents described in Section 5 of that certain Amendment No. 1 to Face Amount Certificate Agreement dated as of the date hereof among 312 Certificate Company, International Securitization Corporation and The First National Bank of Chicago, as Agent.

     7. RATIFICATION. The Agreement, as amended hereby, is hereby ratified, approved and confirmed in all respects.

     8. REFERENCE TO AGREEMENT. From and after the effective date hereof, each reference in the Agreement to "this Agreement", "hereof", or "hereunder" or words of like import, and all references to the Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Agreement, as amended by this Amendment.

     9. CHOICE OF LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

     10. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the Issuer, the Portfolio Manager and the Agent have executed this Amendment as of the date first above written.

                              312 CERTIFICATE COMPANY

                              By: /s/ William D. Morris
                                 ----------------------------
                              Name: William D. Morris
                              Title: CEO


                              INTEGRITY CAPITAL ADVISORS, INC.

                              By: /s/ John R. McGeeney
                                 ----------------------------
                              Name: John R. McGeeney
                              Title: General Counsel and Chief Compliance
                                Officer

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                              THE FIRST NATIONAL BANK OF CHICAGO,
                              as Agent

                              By: /s/ Stephanie Wolf
                                 ----------------------------
                              Name: Stephanie Wolf
                              Title: First Vice President

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